                              EXHIBIT 99.1




                     DEBENTURE PURCHASE AGREEMENT

                                 OF

                      SIRROM CAPITAL CORPORATION

                                 AND

                           TELTRONICS, INC.

                     DEBENTURE PURCHASE AGREEMENT


     This DEBENTURE PURCHASE AGREEMENT (the "AGREEMENT") entered into the 11th day of February, 1997, by and between TELTRONICS, INC., a Delaware corporation (the "COMPANY") and SIRROM CAPITAL
CORPORATION, a Tennessee corporation (the "PURCHASER").


                         W I T N E S S E T H:

     WHEREAS, the Company desires to obtain additional capital for use in connection with its business through the issue and sale of certain obligations, and Purchaser is willing to purchase such obligations of the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:


                              ARTICLE I
                   SALE AND PURCHASE OF DEBENTURES

     Section 1.1 DESCRIPTION OF DEBENTURES. The Company has authorized the issue and sale of $4,250,000 aggregate principal amount of its 11% Subordinated Convertible Debentures due February 13, 2002 (the "DEBENTURES"), to be dated the date of issue, to bear interest from such date at the rate of 11% per annum, payable quarterly on the first day of each February, May, August and November in each year (commencing May 1, 1997) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 13% per annum after maturity, whether by acceleration or otherwise, until paid, to be expressed to mature on February 13, 2002, and to be substantially in the form attached hereto as EXHIBIT A. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. The Debentures are not subject to prepayment or redemption at the option of The Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in
Article 2 of this Agreement. The term "Debentures" as used herein shall include each Debenture delivered pursuant to this Agreement. The terms which are capitalized herein shall have the meanings set forth in Section 10.1 hereof unless the context shall otherwise require.

     Section 1.2 COMMITMENT; CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Debentures in the aggregated principal amount of $4,250,000 at a price of 100% of the principal amount thereof.


     Delivery of the Debentures will be made at the offices of Sherrard & Roe, PLC, 424 Church Street, Suite 2000, Nashville, Tennessee 37219, against payment therefor by federal funds wire transfer in immediately available funds and to the accounts and in the amounts in accordance with the Company's written instructions, at 10:00 A.M., Nashville, Tennessee time, on February 13, 1997, or such later date as the Company and Purchaser shall agree (the "CLOSING DATE"). The Debentures delivered to Purchaser on the Closing Date will be delivered to Purchaser in the form of a single registered Debenture for the full amount of such purchase (unless different denominations are specified by Purchaser), registered in Purchaser's name or in the name of such nominee as Purchaser may specify and, with appropriate insertions, in the form attached hereto as EXHIBIT A, all as Purchaser may specify at least 24 hours prior to the date fixed for delivery.

     Section 1.3    PROCESSING FEE.  The Company agrees to pay to
Purchaser on or before the Closing Date a processing fee in an amount equal to $106,250.


                          ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser as follows:

     Section 2.1 CORPORATE STATUS. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Debentures and any other document executed and delivered by Purchaser in connection herewith or therewith (collectively, the "OPERATIVE DOCUMENTS"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law. The states or other jurisdictions in which The Company is so qualified are set forth in the Disclosure Statement.

     (b) The Disclosure Statement sets forth a complete list of each corporation, partnership, joint venture, limited liability the Company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest (the "SUBSIDIARY" or, collectively, the "SUBSIDIARIES"), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated in the Disclosure Statement, each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as it is now being conducted, and is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable provisions of law. All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by the Company have been validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of all liens, charges, security interests or encumbrances.

     (c) The Disclosure Statement sets forth a complete list of "affiliates, as that term is defined in Rule 405 of Regulation C adopted under the Securities Act of 1933, as amended (the
"Securities Act), with a brief statement describing the basis of each affiliation.

     Section 2.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of (i) 40,000,000 shares of voting common stock, par value $.001 per share (the "COMMON STOCK"), of which 3,261,013 shares are issued and outstanding, (ii) 5,000,000 shares of non-voting common stock, par value $.001 per share (the "NON-VOTING COMMON STOCK"), none of which are issued and outstanding, and (iii) 5,000,000 shares of undesignated preferred stock, with rights and preferences to be fixed by the Board of Directors in accordance with the corporate laws of the State of Delaware and the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), and 250,000 shares designated as Series A Preferred Stock bearing the rights and preferences set forth in the Restated Certificate of which 100,000 shares are issued and outstanding. All shares of Common Stock outstanding have been validly issued and are fully paid and nonassessable. There are 1,062,500 shares of such Common Stock reserved for issuance upon the conversion of the Debentures as described therein; PROVIDED, that the number of shares so reserved shall be increased in accordance with the terms of the Debentures. Such shares of Common Stock issuable upon conversion of the Debentures have been duly and validly authorized and, upon conversion of the Debenture, will be validly issued, fully paid, nonassessable and fee of any liens or encumbrances created by the Company. There are no statutory or contractual pre-emptive rights, rights of first refusal, antidilution rights or any similar rights held by any party with respect to the issuance of the Debentures or the issuance of the Common Stock upon conversion of the Debentures as described therein. The Company has not violated any federal or state securities laws in connection with the issuance of any securities, and the offer, sale and issuance of the Debentures do not require registration under the Securities Act or any applicable state securities laws.

     (b) The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, relating to any shares of capital stock or other securities of the Company, whether or not outstanding except for (i) the Debentures to be issued pursuant to this Agreement, (ii) 1,250,000 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Incentive Stock Option Plan, for which options to purchase 795,000 are outstanding;
(iii) 1,000,000 shares of Non-Voting Common Stock convertible into 1,000,000 shares of Common Stock pursuant to the Agreement of Sale, dated March 27, 1996, among Interactive Solutions, LLC, its members, and ISL, Inc., as amended; and (iv) options to purchase 4,000 shares of Common Stock. The Disclosure Statement sets forth a summary of such options, warrants and other rights to acquire capital stock of the Company.

     Section 2.3 AUTHORIZATION. The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and any of the other Operative Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the issuance of the Debentures hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the Company of its obligations hereunder and/or thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not contravene or conflict with the certificate of incorporation or bylaws of the Company or any material agreement to which the Company or any of its Subsidiaries is now a party or by which any of them or their properties is bound, or constitute a default thereunder, or results in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, or violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement, the Debentures and any other document executed and delivered by Purchaser in connection herewith or therewith, is duly authorized to act on behalf of the Company.

     Section 2.4    VALIDITY AND BINDING EFFECT.  Each of the
Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     Section 2.5 OTHER TRANSACTIONS. Except as disclosed on the Disclosure Statement, there are no outstanding loans, liens, pledges, security interests, agreements or other financings upon which the Company or any Subsidiary is obligated or by which the Company is bound. Consummation of the transactions hereby contemplated and the performance of the obligations of the Company under and by virtue of the Operative Documents will not result in any breach of, or constitute a default under, any material mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, or any corporate articles, certificate or bylaws, agreement or certificate of limited partnership, partnership agreement, limited liability company agreement, license, franchise or any other material instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or, to the knowledge or the Company, affected or to which the Company has not obtained an effective waiver.

     Section 2.6 LITIGATION. Except as set forth on the Disclosure Statement, there are no actions, suits or proceedings pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries involving the validity or enforceability of any of the Operative Documents or the priority of any liens, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair materially the ability of the Company to perform each and every one of its obligations under and by virtue of the Operative Documents; and to the Company's knowledge, the Company is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

     Section 2.7 FINANCIAL STATEMENTS. The consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 1993, 1994 and 1995 and the unaudited consolidated financial statements as of and for the nine-month period ended September 30, 1996, which the Company previously has heretofore delivered to Purchaser, are true and correct and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved. The consolidated balance sheets and the related notes fairly present the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof, and the consolidated statements of income, cash flows and changes in stockholders' equity and the related notes fairly present the results of operations of the Company and its consolidated Subsidiaries for the respective periods indicated. There has been no material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole since September 30, 1996.

     Section 2.8 SEC REPORTS. The Company's Common Stock is listed on the NASDAQ Small Cap Market and has been duly registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since January 1, 1994, the Company has timely filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). The Company previously has furnished to Purchaser true copies of all the SEC Reports, together with all exhibits thereto that Purchaser has requested. The financial statements contained in the SEC Reports fairly presented (or will fairly present, as the case may be) the financial position of the Company as of the dates mentioned and the results of operations, changes in stockholders' equity and changes in financial position or cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the periods involved.
As of their respective dates, the SEC Reports complied (or will comply, as the case may be) in all material respects with all rules and regulations promulgated by the SEC and did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.9 ABSENCE OF CHANGES. Except as set forth on the Disclosure Statement, since September 30, 1996, (i) neither the Company nor any of its subsidiaries have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course business, that are material to the Company, (ii) neither the Company nor any of its subsidiaries have purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any change in the capital stock, long-term debt or short-term debt of the Company, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company or any subsidiary.

     Section 2.10 NO DEFAULTS. Except as set forth on the Disclosure Statement and except where a default or event of default does not and would not constitute a Material Adverse Event, no default or event of default by the Company or any Subsidiary exists under this Agreement or any of the other Operative Documents, or under any other instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties may be bound or, to the knowledge of the Company, affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

     Section 2.11 COMPLIANCE WITH LAW. Except where failure to do so does not and would not constitute a Material Adverse Event, the Company has obtained all licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. To the Company's knowledge, the Company is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect its ability to perform its obligations under the Operative Documents.

     Section 2.12 TAXES. Except as set forth on the Disclosure Statement, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and has paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserr legal entity. mpany does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against the Company or any of its properties. The Company's federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1991, or closed by applicable statutes of limitation.

     Section 2.13 CERTAIN TRANSACTIONS. Except as set forth on the Disclosure Statement, the Company is not indebted, directly or indirectly, to any of its officers or directors, or to thand will not conpouses or children, in excess of an aggregate amount of $60,000, and none of its officers or directors or any members of their immediate families are indebted to the Company in excess of an aggregate amount of $60,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship of nature which would require disclosure pursuant to
Item 404(b) of Regulation S-K under the Securities Act, or any firm or corporation which competes with the Company, except that an officer and/or director of the Company may own no more than 1% of the outstanding stock of any publicly traded company which competes directly with the Company. Except as set forth on the Disclosure Statement, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. Except as set forth on the Disclosure Statement, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     Section 2.14 TITLE TO PROPERTY. The Company and each Subsidiary has good and marketable title to all of real and personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities claims and restrictions of every kind and nature whatsoever, except as disclosed on the Disclosure Statement and except for such liens, security interests, pledges, encumbrances, equities claims and restrictions which are not in the aggregate material to the business, operations or financial condition of the Company and its Subsidiaries taken as a whole. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid existing and enforceable leases, except as disclosed on the Disclosure Statement or which are not material and do not interfere with the use to be made of such buildings or property by the Company.

     Section 2.15 INTELLECTUAL PROPERTY. Except as set forth on the Disclosure Statement, the Company is the lawful owner of its proprietary information free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "PROPRIETARY INFORMATION" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and
(ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business. Except as set forth on the Disclosure Statement, the Company has good and marketable title to all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted. the Company has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which could result in any material adverse effect upon the Company. To the Company's knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention product or process, that is the subject of a patent or copyright application or registration known to the Company. The Company follows such procedures as the Board of Directors of the Company deem necessary or appropriate to provide reasonable protection of the Company's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

     Section 2.16 ACCOUNTING MATTERS. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain assets accountability for the assets of the Company and each of its subsidiaries; (iii) access to the assets of the Company and each of its subsidiaries are permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 2.17 DISTRIBUTIONS TO COMPANY. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

     Section 2.18 PRIOR SALES. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and were duly registered or were the subject of an available exemption from the requirements of all applicable state securities or Blue Sky laws.

     Section 2.19 REGULATORY COMPLIANCE. Except as set forth on the Disclosure Statement, the conduct of the business of the Company is not dependent on any license, permit or other authorization of any federal, state or local regulatory body, and except as set forth on the Disclosure Statement, such business is not subject to the regulation of any federal, state or local government regulatory body by reason of the nature of the business being conducted. All licenses, permits and authorizations set forth on the Disclosure Statement are in full force and effect.

     Section 2.20 1940 ACT COMPLIANCE. The Company is an "eligible portfolio company" as such term is defined in Section 2(a)(46) of the Investment Company Act of 1940, as amended, and the issuance and sale by the Company of the Debentures does not constitute a "public offering" as such term is used in Section 55(a)(1) thereof.

     Section 2.21 DISCLOSURE. No representation or warranty given as of the date hereof by the Company contained in this Agreement, the Disclosure Statement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to the Purchaser pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading. The information, documents and schedules contained or referenced in the Disclosure Statement are true, accurate and complete in all material respects.

     Section 2.22 SURVIVAL. The representations and warranties of the Company contained in this Agreement shall survive until this Agreement terminates in accordance with Section 12.7 hereof.


                          ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

     Section 3.1 AUTHORIZATION. Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement and any other document executed and delivered by Purchaser in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other document executed and delivered by Purchaser in connection herewith, and the performance by Purchaser of its obligations hereunder and/or thereunder are within the corporate powers of Purchaser, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with the charter or bylaws of Purchaser. The officer(s) executing this Agreement and any other document executed and delivered by Purchaser in connection herewith, is duly authorized to act on behalf of Purchaser.

     Section 3.2 VALIDITY AND BINDING EFFECT. This Agreement and any other document executed and delivered by Purchaser in connection herewith are the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

     Section 3.3 INVESTMENT REPRESENTATIONS. In connection with the issuance to Purchaser of the Debentures or Shares of Common Stock issuable upon conversion of the Debenture (the "Registrable Securities") upon conversion of the Debentures pursuant to this Agreement:

     (a) PURCHASE FOR INVESTMENT. Purchaser is acquiring the Debentures and any Registrable Securities upon conversion of the Debentures for its own account as principal, for investment and not with a view to the distribution or resale thereof in violation of the Securities Act or any applicable state securities law or with any present intention of distributing or commitments or understandings with any Persons to sell, transfer or grant participations in the Debentures or any Registrable Securities.

     (b) NO REGISTRATION; RULE 144. (i) Neither the Debentures nor the Registrable Securities have been registered under the Securities Act, and the Debentures are, and any Registrable Securities will be, "restricted" securities, as defined in Rule 144; (ii) neither the Debentures nor any of the Registrable Securities may be resold unless they are registered under the Securities Act or unless an exemption from registration is available; (iii) Purchaser understands that the availability of Rule 144 for the sale and transfer of the Debentures or any Registrable Securities is limited, and that certain conditions and events must exist before Purchaser would be able to utilize Rule 144 in connection with the sale or other disposition of the Debentures or any Registrable Securities.

     (c) INVESTMENT COMPANY; INFORMATION. Purchaser is an investment company registered under the Investment Company Act of 1940, as amended, and, to the knowledge of Purchaser, has received the financial and other information which it has requested from the Company. The Company has made available to Purchaser the opportunity to ask questions and receive answers from the Company concerning the terms and conditions of the offering of the Debentures hereunder and to obtain any additional information necessary to verify the accuracy of any information contained in this Agreement or furnished as above stated.

     (d) NO TRANSFER. Purchaser will not, directly or indirectly, offer to sell, sell, transfer, convey or otherwise dispose of all or any portion of the Debentures or any Registrable Securities or solicit any offer to buy, purchase or otherwise acquire all or any portion of the Debenture of any Registrable Securities except in the manner and to the extent described in Sections 8.1 and 8.2 of this Agreement.

     (e) TRANSFER INSTRUCTIONS. The Company may impose appropriate transfer restrictions on its books and on the stock transfer ledger and other books maintained by the Company's transfer agent to implement the provisions of this Section 3.3 and Sections 8.1 and 8.2 of this Agreement.

     (f) TRANSFER TO SUBSIDIARY. Notwithstanding anything in this Section 3.3 to the contrary, Purchaser may transfer and assign to its rights and obligations under this Agreement to one or more of its wholly-owned subsidiaries, provided that any such subsidiary shall have executed an investment letter containing the representations, and warranties contained in this Section 3.3 and acknowledging the restrictions contained in Sections 8.1 and
8.2 of this Agreement.

     Section 3.4 SURVIVAL. The representations and warranties of the Purchaser contained in this Agreement shall survive until this Agreement terminates in accordance with Section 12.7 hereof.


                           ARTICLE IV
       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

     The obligation of Purchaser to purchase and pay for the Debentures on the Closing Date shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

     Section 4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Purchaser or its representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Company shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

     Section 4.2 OFFICER'S CERTIFICATE. The Company shall have delivered to Purchaser a certificate, dated the Closing
Date, signed by the President of the Company in a form satisfactory to Purchaser.

     Section 4.3 SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchaser and Purchaser's counsel, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Secretary of the Company in a form satisfactory to Purchaser.

     Section 4.4 LEGAL OPINION. Purchaser shall have received the opinion of Blair & Roach, counsel for the Company, dated the Closing Date, addressed to Purchaser, in form and substance satisfactory to Purchaser.

     Section 4.5    THE COMPANY'S EXISTENCE AND AUTHORITY.  The
Company shall have delivered to Purchaser the following certificates of public officials, in each case as of a recent date:

     (a) the certificate of incorporation of the Company, certified by the Secretary of State of Delaware;

     (b) a certificate of existence or good standing of the Company in the State of Delaware and as a foreign corporation in each of the jurisdictions set forth in the Disclosure Statement;

     (c) Charters and good standing certificates for the following subsidiaries: AT Supply, Inc.; Interactive Solutions,
Inc.; Teltronics/SRX, Inc.; and TTG Acquisition Corp.

     Section 4.6 REQUIRED CONSENTS. Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Company, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchaser and Purchaser's counsel.

     Section 4.7 WAIVER OF CONDITIONS. If on the Closing Date the Company fails to tender to Purchaser the Debentures to be issued to Purchaser on such date or if the conditions specified in this ARTICLE IV have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this ARTICLE IV have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent as Purchaser, in Purchaser's sole discretion, may determine. Nothing in this Section 4.7 shall operate to relieve the Company of any of its obligations hereunder or to waive any of Purchaser's rights against the Company.


                          ARTICLE V
                     COVENANTS OF COMPANY

     From and after the Closing Date and continuing so long as any amount remains unpaid on any of the Debentures:

     Section 5.1 USE OF PROCEEDS. The Company shall use the proceeds of the Debentures only for the purposes set forth on
SCHEDULE 5.1 attached hereto.

     Section 5.2 PAYMENT OF DEBENTURES. The Company shall pay the indebtedness evidenced by the Debentures according to the terms thereof and shall timely pay or perform all of the other obligations of the Company under this Agreement.

     Section 5.3 REPURCHASE OF DEBENTURE. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Debentures unless the offer has been made to repurchase Debentures, pro rata, from all holders of the Debentures at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Debentures, such Debentures shall immediately thereafter be canceled, and no Debentures shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Debentures by the Company or any Subsidiary or Affiliate, such Debentures shall no longer be outstanding for purposes of any Section of this Agreement relating to the taking by the holders of the Debentures of any actions with respect hereto, including, without limitation, Sections 9.3 and 10.1.

     Section 5.4 CORPORATE EXISTENCE, ETC. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law and all licenses and permits necessary to the proper conduct of its business.

     Section 5.5 MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used or useful in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     Section 5.6 NATURE OF BUSINESS. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

     Section 5.7 INSURANCE. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

     Section 5.8 TAXES, CLAIMS FOR LABOR AND MATERIALS. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

     Section 5.9 COMPLIANCE WITH LAWS. Except where failure to do so does not and would not constitute a Material Adverse Event, Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with
(i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

     Section 5.10 ERISA MATTERS. If the Company has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. section 1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "PLAN") shall be in effect: (i) the Company hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement; (ii) the Company hereby covenants that throughout the existence of the Plan, the Company's contributions under the Plan will meet the minimum funding standards required by ERISA and the Company will not institute a distress termination of the Plan; and (iii) the Company covenants that it will send to Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

     Section 5.11 BOOKS AND RECORDS; RIGHTS OF INSPECTION. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently maintained. The Company shall permit a representative of Purchaser to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Purchaser, during reasonable business hours, at all such times as Purchaser may reasonably request.

     Section 5.12 REPORTS. For so long as Purchaser holds any portion of the Debentures, the Company will furnish to Purchaser the following:

          (a) MONTHLY STATEMENTS. Within twenty (20) days of the end of each month, monthly internal financial reports which at a minimum shall consist of a balance sheet of the Company as of the close of such month and related statements of income and cash flows for the one-month period then, as well as any additional financial reports for such period routinely prepared with respect to the Company and the Subsidiaries;

          (b)   QUARTERLY STATEMENTS.  Except as set forth on
     Schedule 5.12(b), as soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

          (i) consolidated and consolidating balance sheets of the Company and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year,

          (ii) consolidated and consolidating statements of income and retained earnings of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

          (iii) consolidated and consolidating statements of cash flows of the Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of Company;

          (c) ANNUAL STATEMENTS. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Company, copies of:

          (i) consolidated and consolidating balance sheets of the Company and Subsidiaries as of the close of such fiscal year,

          (ii) consolidated and consolidating statements of income and retained earnings and cash flows of the Company and Subsidiaries for such fiscal year, and

          (iii) consolidated statements of shareholders' equity for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing;

          (d) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

          (e) SEC AND OTHER REPORTS. (i) One copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, simultaneously with the mailing of such to the Company's stockholders; (ii) each periodic or current report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the SEC or any successor agency, promptly upon filing with the SEC; and (iii) promptly upon their becoming available, any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings; and

          (f)   REQUESTED INFORMATION.  With reasonable
     promptness, such other data and information as Purchaser or any such institutional holder may reasonably request.

     Section 5.13 LIMITATIONS ON DEBT AND OBLIGATIONS. Neither the Company nor any Subsidiary shall issue, assume, guarantee or otherwise become liable or permit to exist any Indebtedness except: (i) Indebtedness existing on the date hereof and reflected on (a) the Company's unaudited balance sheet as of September 30, 1996, and (b) the Disclosure Statement, as the same Indebtedness may be extended, renewed, refunded, amended or modified (but the principal amount thereof not increased); (ii) the indebtedness incurred pursuant to the Debentures; (iii) accounts payable and other trade payables incurred in the ordinary course of business; (iv) obligations of the Company pursuant to capitalized leases and/or purchase money financing of equipment; (v) Indebtedness that refinances secured Indebtedness under clause (i) above, provided that the collateral for such new indebtedness is the collateral from the refinanced secured Indebtedness and the aggregate principal amount of such Indebtedness does not exceed the principal amount outstanding under the refinanced Indebtedness; or (vi) Indebtedness incurred in connection with the acquisition of a business (including the assets of a business) provided such Indebtedness is secured solely by the assets of the business so acquired.
Notwithstanding the foregoing, the aggregate principal amount of any Indebtedness secured by the accounts receivable and/or inventory of the Company and its Subsidiaries (whether such Indebtedness is permitted under clause (i) or in clause (v)), may be increased based upon the amount of the accounts receivable and/or inventory eligible as collateral, so long as the ratio of outstanding principal amount of such Indebtedness to "eligible receivables" (howsoever defined) and/or "inventory" remains the same.

     Section 5.14 GUARANTIES. The Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by Company which are limited in amount to a stated maximum dollar exposure and are incurred in compliance with the provisions of this Agreement.

     Section 5.15 LIMITATION ON LIENS. Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "LIENS") on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreement or other title retention devices, except (i) those Liens which exist as of the date hereof; (ii) Liens hereafter created on Indebtedness which is permitted under
Section 5.13(v) or (vi); or (iii) purchase money security interests on property acquired by the Company or any Subsidiary in an amount not to exceed in the aggregate 10% more than the amount approved by the Board of Directors for such expenditures in the Company's Annual Plan, as hereinafter defined.

     Section 5.16 RESTRICTED PAYMENTS. The Company will not, except as hereinafter provided:

     (i) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of Company);

     (ii) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

     (iii) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

if after giving effect thereto an Event of Default would exist.

     Section 5.17 INVESTMENTS. The Company will not, and will not permit any Subsidiary to, make any Investments outside the ordinary course of business for the Company or any Subsidiary, without the prior written consent of Purchaser, except:

     (i) Investments in direct obligations of the United States of America, or any agency or instrumentality of the United States of America, the payment or guaranty of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

     (ii) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank of trust company organized under the laws of the United States of any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by Company or a Restricted Subsidiary, rated AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investors Service, Inc.;

     (iii) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

     (iv) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of Company or any Subsidiary; and

     (v) receivables arising from the sale of goods and services in the ordinary course of business of Company and its Subsidiaries.

     Section 5.18   MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.
(a)  The Company will not, and will not permit any Subsidiary to
(1) consolidate with or be a party to a merger or share exchange with any other corporation or (2) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph
(d) of this Section 5.18) of the assets of Company and its Subsidiaries; PROVIDED, HOWEVER, that:

          (i) any Subsidiary may merge or consolidate with or into the Company or any wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

          (ii) the Company may consolidate or merger with any other corporation if (A) Company shall be the surviving or continuing corporation, (B) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (C) after giving effect to such consolidation or merger the Company would be permitted to incur at least $1.00 of additional indebtedness under the provisions of Section 5.18; and

          (iii) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any wholly-owned Subsidiary.

     (b) The Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "STOCK" for the purposes of this Section 5.18, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

     (c) The Company will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a wholly-owned Subsidiary) any shares of stock or any indebtedness of any other Subsidiary, unless:

          (1) simultaneously with such sale, transfer or disposition, all shares of stock and all indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

          (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the best interests of the Company;

          (3) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

          (4) the Subsidiary being disposed of shall not have any continuing investment in the Company or any other
     Subsidiary not being simultaneously disposed of; and

          (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries.

     (d) As used in this Section 5.18, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the same twelve month period ending on the date of such sale, lease or other disposition, exceeds 20% of the consolidated net tangible assets of the Company and its Subsidiaries determined as of the end of the immediately preceding fiscal year.

     Section 5.19 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any officer, director or Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, in each case as determined in good faith by a majority of the disinterested directors of the Company (as the term "disinterested" is used in Section 144 of the Delaware General Corporation Law).

     Section 5.20 NOTICE. The Company shall promptly upon the discovery thereof give written notice to Purchaser of (i) the occurrence of any default or Event of Default or event which, with the passage of time, would constitute an Event of Default, under this Agreement, (ii) the occurrence of any default or event of default under any other agreement providing for indebtedness of the Company or any Subsidiary or under a capitalized lease obligation, (iii) any actions, suits or proceedings instituted by any Person against the Company or a Subsidiary or materially affecting any of the assets of the Company or any Subsidiary, and
(iv) any dispute between the Company or any Subsidiary, on the one hand, and any governmental regulatory body, on the other hand, which dispute might interfere with the normal operations of the Company or any Subsidiary; provided, however, that Purchaser shall not disclose any such information provided in (iii) or (iv) above to any third party other than Purchaser's counsel and except to the extent compelled by law or otherwise authorized by the Company.

     Section 5.21 BOARD OF DIRECTORS; OBSERVER RIGHTS. (a) Effective upon the closing of the transactions pursuant to
Section 1.2 hereof, (i) the size of the Board of Directors of the Company shall be increased to five (5) directors, (ii) a nominee of Purchaser shall be elected a director and (iii) at any time within six (6) months of the date hereof or such later date as the Purchaser shall determine in its sole discretion, the Board of Directors shall fill the remaining vacancy by electing as director a person who shall not be affiliated with either the Company or any of its current directors or the Purchaser and who shall be mutually agreed upon by three current directors and Purchaser. For so long as the initial Purchaser or any Affiliate owns Debentures representing at least 50% of the original principal amount of the Debentures, the Company agrees to include a nominee of the initial Purchaser in management's slate of nominees to be elected to the Board of Directors and to recommend to the stockholders the election of such nominee.

     (b) For so long as the Debentures shall remain outstanding, provided that no nominee of the initial Purchaser is a director, the Company shall invite one representative of Purchaser to attend, at the Company's expense, all meetings of the Company's Board of Directors and all committees of the Company's Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Company shall also provide Purchaser, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting.

     Section 5.22 INFORMATION. The Company will furnish to Purchaser such financial data and other information relating to the business of the Company as Purchaser may from time to time
reasonably request.   In addition to the foregoing, no later than
ninety (90) days after the sale of the Debentures, the Company shall furnish Purchaser a certificate, executed by the President of the Company, itemizing the use of proceeds from the Debentures, and the Company shall cooperate with Purchaser in connection with post-closing review.

     Section 5.23 FURTHER ASSURANCES. The Company will take all actions reasonably requested by Purchaser to effect the transactions contemplated by this Agreement and the other
Operative Documents.

     Section 5.24 OPTIONAL REDEMPTIONS OF DEBENTURES. The Debentures may not be redeemed, repaid or repurchased by the Company at the option of the Company or any Subsidiary or Affiliate at any time prior to the second anniversary of the date of initial issuance of the Debentures. On and after the second anniversary of the date of initial issuance, the Debentures shall be subject to redemption, at the Company's option, in whole at any time or in part from time to time, provided that in case of each redemption at the Company's option hereunder, the Company will give written notice thereof to each holder of a Debenture to be redeemed not less than forty-five (45) nor more than seventy-five (75) days prior to the date fixed for such redemption (the "REDEMPTION DATE"), in each case specifying the Redemption Date, the aggregate principal amount of the Debentures to be redeemed on such date and the principal amount of Debentures held by such holder to be redeemed on such date. In the case of a redemption of part of the Debentures, such redemption shall be effected pro rata among all holders of Debentures.

     Section 5.25 ANNUAL PLAN. The Board of Directors shall adopt, no later than the first day of each fiscal year, a financial plan for the Company, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flow statement for each month in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "ANNUAL PLAN").


                          ARTICLE VI
                  SUBORDINATION OF DEBENTURES

     Section 6.1 SUBORDINATION. (a) Notwithstanding anything to the contrary in this Agreement or in the Debentures, the indebtedness evidenced by the Debentures, including principal and interest, shall be subordinate and junior to the prior payment of the indebtedness of the Company for borrowed money (except such indebtedness of the Company other than the Debentures which is expressly stated to be subordinate or junior in any respect to other indebtedness of the Company), whether outstanding as of the date of this Agreement (including any obligations of the Company under any guaranty or suretyship agreement relating to indebtedness for borrowed money by Subsidiaries of the Company), or hereafter created constituting borrowed money from financial institutions approved by the Board of Directors of the Company and designated as being senior to the Debentures (but only to the extent so designated), together with all obligations issued in renewal, deferral, extension, refunding, amendment or modification of any such indebtedness including, without limitation, any and all indebtedness now or hereafter owing by the Company to The CIT Group/Credit Finance, Inc. and its successors and assigns (collectively, the "SENIOR INDEBTEDNESS").

     Section 6.2 LIQUIDATION, ETC. (a) Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, and all costs and expenses (including attorneys' fees) related thereto, before the holders of the Debentures shall be entitled to receive any payment on account of the principal of or interest on or any other amount owing with respect to the Debentures (other than payment in shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding). Under the circumstances provided herein, the holders of the Senior Indebtedness shall have the right to receive and collect any distributions made with respect to the Debentures until such time as the Senior Indebtedness is paid in full, and shall have the further right to take such actions as may be deemed necessary or required to so receive and collect such distributions including making or filing any proofs of claim relating thereto.

     (b)  Without in any way modifying the provisions of this
Article VI or affecting the subordination effected hereby if such notice is not given, the Company shall give prompt written notice to the Purchaser of any dissolution, winding up, liquidation or reorganization of maker (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

     Section 6.3 SENIOR INDEBTEDNESS DEFAULT. The Company shall not declare or pay any dividends or make any distributions to the holders of capital stock of the Company, or purchase or acquire for value, any of the Debentures if any default has occurred and is continuing with respect to the payment of principal of, premium if any or interest on any Senior Indebtedness.

     Section 6.4 SUBROGATION. Upon the prior payment in full of all Senior Indebtedness, the Purchaser shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and for the purpose of such subrogation, no payments or distributions to the Purchaser otherwise payable or distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and Purchaser, shall be deemed to be payment by the Company to or on account of the Debentures, it being understood that the provisions of this Article VI are and are intended solely for the purpose of defining the relative rights of Purchaser, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Section 6.5 COMPANY'S OBLIGATIONS NOT IMPAIRED. (a) Nothing contained in this Article VI or in the Debentures is intended to or shall impair, as between the Company and Purchaser, the obligation of the Company, which is absolute and unconditional, to pay the Purchaser the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with the terms of the Debentures, or is intended to or shall affect the relative rights of the Purchaser other than with respect to the holders of the Senior Indebtedness, nor, except as expressly provided in this Article VI, shall anything herein or therein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Agreement or under the Debentures.

     (b) If any payment or distribution shall be received in respect of the Debentures in contravention of the terms of this
Article VI, such payment or distribution shall be held in trust for the holders of the Senior Indebtedness, and shall be immediately delivered to such holders in the same form as received.


                          ARTICLE VII
                    CONVERSION OF DEBENTURES

     Section 7.1 CONVERSION PRIVILEGE. Subject to and upon compliance with the provisions of this Article VII, the holder of the Debentures shall have the right, at its option, at any time and from time to time, to convert the principal amount of the Debenture, or any portion thereof, into that number of fully paid and nonassessable shares of Common Stock of the Company (the "COMMON STOCK") (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Debenture or portion thereof to be converted by the Conversion Price. The Conversion Price shall be $4.00 per share of Common Stock unless adjusted as set forth in Section 7.4 below.

     Section 7.2 MANNER OF EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the Purchaser shall surrender such Debenture to the Company, accompanied by written notice (the "CONVERSION NOTICE") to the Company that the Purchaser elects to convert such Debenture or the portion thereof specified in said notice. The Conversion Notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, as well as the information required under Section 8.2 below. Each Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such Debenture is registered, be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Purchaser or its duly authorized attorney. As promptly as practicable after the surrender of such Debenture, as aforesaid, the Company shall issue and shall deliver to the Purchaser a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Section, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 7.3 below. In case the Debenture is surrendered for partial conversion, the Company shall deliver to Purchaser, at the expense of the Company, a new Debenture in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Debenture shall have been surrendered and the Conversion Notice received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time, and such conversion shall be at the Conversion Price in effect at such time, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Debenture shall have been surrendered and the Conversion Notice received by the Company. No payment or adjustment shall be made on conversion for interest accrued on the Debentures surrendered for conversion or for dividends on Common Stock delivered on such conversion.

     Section 7.3 PAYMENT IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Debentures. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of the Debenture, the Company shall make an adjustment to the nearest 1/100th of a share in cash at the current market price thereof at the close of business on the Business Day next preceding the day of conversion.

     Section 7.4    ADJUSTMENT OF CONVERSION PRICE.  The
Conversion Price shall be adjusted from time to time as follows:

     (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which it would have owned immediately following such action had such Debenture been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of dividend or distribution and shall become effectively immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

     (b) In case the Company shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (d) of this Section 7.4) of the Common Stock on the record date mentioned below, the Conversion Price of the shares of Common Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

     (c) In case the Company shall hereafter distribute to holders of its outstanding Common Stock generally evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Company and dividends or distributions payable in stock from which adjustment is made pursuant to subsection (a) of this Section 7.4) or rights or warrants to subscribe to securities of the Company (excluding those referred to in subsection (b) of this Section 7.4, then in each such case the Conversion Price of the shares of Common Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (d) of this Section 7.4) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

     (d)  For the purpose of any computation under subsections
(b) and (c) of this Section 7.4, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily market prices for the twenty (20) consecutive Business Days before the day in question. The market price for each such business day shall be (i) in the case of a security listed or admitted to trading on any securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day (and in the case of a security traded on more than one national securities exchange, at such price or such average, upon the exchange on which the volume of trading during the last calendar year was the greatest), (ii) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Company, (iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or the WALL STREET JOURNAL, or if there are no bids and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and
(iv) in the case of a security determined by the Company's Board of Directors as not having an active quoted market or in the case of other property, such fair market value as shall be determined by the Board of Directors.

     (e) In any case in which this Section 7.4 shall require that an adjustment be made immediately following a record date, the Company may elect to defer (but only until five business days following the filing by the Company with the Purchaser of the certificate of independent public accountants described in subsection (g) of this Section 7.4) issuing to the holder of any Debenture converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment.

     (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and PROVIDED FURTHER, that adjustment shall be required and made in accordance with the provisions of this Section 7.4 (other than this subsection (f)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Debentures or Common Stock. All calculations under this Section 7.1(d) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section
7.4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 7.4, as it in its discretion shall be determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

     (g) Whenever the Conversion Price is adjusted as herein provided, (i) the Company shall promptly deliver to the Purchaser a certificate of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment and
(ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company to Purchaser.

     (h) In the event that at any time as a result of an adjustment made pursuant to subsection (a) of this Section 7.4, the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Debenture shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 7.4.

     Section 7.5 NOTICE OF CERTAIN CORPORATION ACTION. In case:

     (a) the Company shall take any action which would require an adjustment in the Conversion Price pursuant to Section 7.4(c);
or

     (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights;
or

     (c) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Company is a part or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or

     (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall provide to Purchaser, at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subsection (a), (b), (c) or (d) of this Section 7.5.

     Section 7.6 THE COMPANY TO PROVIDE STOCK. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Debenture, the full number of shares of Common Stock deliverable upon the conversion of the Debentures.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Debenture, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

     Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Debentures, the Company shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority, unless an exemption from registration is available.

     Section 7.7 TAXES ON CONVERSIONS. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of the Debenture pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of Purchaser, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

     Section 7.8 COVENANT AS TO STOCK. The Company covenants that all shares of Common Stock which may be delivered upon conversion of the Debenture will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

     Section 7.9 CONSOLIDATION OR MERGER. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustments under Section 7.4 but the Purchaser shall have the right thereafter to convert such Debenture into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Debenture been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article VII with respect to the rights and interests thereafter of the holders of the Debentures, to the end that the provisions set forth in this Article VII shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Debentures. Any such adjustment shall be approved by a firm of independent public accountants, evidenced by a certificate to that effect; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

     The above provisions of this Section 7.1(a) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.


                        ARTICLE VIII
          RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

     Section 8.1 LEGENDS; RESTRICTIONS ON CONVERSION AND TRANSFER. Neither the Debenture nor the shares of Common Stock issuable upon conversion of the Debenture have been registered
under the Securities Act or any state securities laws.   Each
Debenture issued pursuant to this Agreement and each stock certificate issued upon the conversion of any Debenture (except as permitted by this Article VIII) shall bear a legend in substantially the following form:

     NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

     The outstanding Common Stock of the Company evidenced by a certificate bearing such a legend is sometimes referred to herein as "Legend Stock." Any certificate issued at any time in exchange or substitution for any certificate bearing such a legend (except a new certificate issued upon completion of a public distribution under a registration statement under the Securities Act of the securities represented thereby) shall also bear such a legend unless in the opinion of counsel to such holder, specified in Section 8.2 below, the securities represented thereby are no longer subject to the restrictions described herein. The provisions of this Article VIII shall be binding upon all subsequent holders of Legend Stock, shall also be applicable to and inure to the benefit of all subsequent holders of the Debentures.

     Section 8.2 NOTICE OF INTENTION TO CONVERT OR TRANSFER; OPINIONS OF COUNSEL. The Debentures and the Legend Stock to be issued upon such conversion thereof shall not be transferable except upon the conditions specified in this Article VIII. Each holder of any Debenture or Legend Stock, by acceptance thereof, agrees, prior to any transfer or such Debenture or Legend Stock or in the Conversion Notice delivered pursuant to Section 7.2 above, in connection with any conversion of such Debenture, to give written notice to the Company of such holder's intention to effect such transfer or conversion and briefly describing the manner of the proposed transfer or, in the case of conversion, whether such holder intends to retain or dispose of the Common Stock issuable upon the proposed conversion and, if applicable, the intended method of disposition, such notice of intended transfer or Conversion Notice shall be accompanied by, if applicable, a copy of the opinion of counsel to such holder reasonably satisfactory to the Company, to the effect that registration under the Securities Act of such Debenture or Legend Stock or Common Stock, as the case may be, in connection with such proposed transfer, disposition or retention upon such proposed conversion is not required. If in the opinion of such counsel, the proposed transfer of such Debenture or Legend Stock, or the proposed disposition or retention of Common Stock to be issued upon such conversion, may be effected without registration of such Debenture, Legend Stock or Common Stock, as the case may be, under the Securities Act, such holder shall be entitled to transfer such Debenture or Legend Stock or to dispose or retain such Common Stock to be issued upon conversion, in accordance with the terms of the notice delivered by such holder to the Company. The Company will promptly upon such conversion or transfer deliver new Debentures or certificates for Common Stock not bearing a legend of the character set forth in Section 8.1, unless in the opinion of such counsel subsequent disposition by such holder or by others of the Common Stock to be issued upon conversion or of the Legend Stock to be so transferred may require registration under the Securities Act. If the proposed transfer of such Debenture or Legend Stock, or the proposed disposition or retention of the Common Stock to be issued upon such conversion, may not be affected without registration of such Debenture, Legend Stock or Common Stock under the Securities Act, the holder thereof shall not be entitled to transfer such Debenture, such Legend Stock or Common Stock in the absence of an effective registration statement.

     8.3  REQUESTED REGISTRATION.

     (a) If the Company shall receive from Initiating Holders at any time or times a written request that the Company effect any registration with respect to Registrable Securities, in an offering to be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld), the Company will:

          (i) promptly give written notice of the proposed registration to all other holders of Registrable
     Securities; and

          (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any holders of Registrable Securities joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

     The Company shall only be required to effect, pursuant to this Section 8.3, three (3) registrations of Registrable
Securities.

     (b) PROVISO. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 8.3:

          (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (ii)  During the period starting with the date fifteen
     (15) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under
     Section 8.5 hereof.

     (c) DEFERRAL OF REGISTRATION. The Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; PROVIDED, HOWEVER, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be materially detrimental to the Company because there exist bona fide financing, acquisition or other activities of the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in subsection (b)(ii) above) for a period of not more than ninety
(90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of the Sections 8.3(b) and 8.10 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company, provided that all the Registrable Shares for which the Initiating Holders have requested registration shall be covered by such registration statement before any other securities are included.

     (d) UNDERWRITING. The right of any other holders of Registrable Securities joining in a request for registration as provided in Subsection (a)(i) above to registration pursuant to this Section 8.3 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting on the same terms as those of the Initiating Holders (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder with respect to such participation and inclusion).

     (e) PROCEDURES. In any registration pursuant to Section 8.3, if the Company shall request inclusion of securities to be sold for its own account, or if other persons entitled to incidental registrations shall request inclusion in such registration pursuant to Section 8.3, Subsection (a)(i) above, the Initiating Holders shall, on behalf of all holders of Registrable Securities, offer to include such securities in the underwriting and may condition such offer on the acceptance by the Company or such other persons of the further applicable provisions of this Article VII. The Company shall (together with all such other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section, if the representative of the underwriters advises the Initiating Holders of the need for an Underwriter's Cutback, the number of shares to be included in the underwriting or registration shall be allocated as set forth in
Section 8.10 hereof. If a person who has requested inclusion in such registration as provided in this Subsection (e) does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders, and the securities owned by such person(s) shall be withdrawn from registration (the "WITHDRAWN SECURITIES"). If there are any Withdrawn Securities and if there was an Underwriter's Cutback, then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of Withdrawn Securities that would have been included in the registration after giving effect to the Underwriter's Cutback had such securities not been withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 8.13.

     8.4  THE COMPANY REGISTRATION

     (a) NOTICE AND PROCEDURES. If the Company shall determine to register any of its Common Stock either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Sections 8.3 or 8.5 hereof), other than a registration relating solely to employee benefit plans (as defined under Rule 405 of the Securities Act), or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

          (i) promptly give written notice thereof to each holder of Debentures or Registrable Securities; and

          (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 8.4(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any holder of Registrable Securities and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company, which written request may specify the inclusion of all or a part of such holder's Registrable Securities.

     (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 8.4(a)(i). In such event, the right of any holders to registration pursuant to this Section shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders of Registrable proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     Notwithstanding any other provision of this Section, if the representative of the underwriters advises the Company of the need for an Underwriter's Cutback, the representative may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting; PROVIDED, HOWEVER, that Registrable Securities shall be included in any over-allotment option granted to the underwriters before inclusion of any shares from the Company.
The Company shall advise all holders of securities requesting registration of the Underwriter's Cutback, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 8.13. If any person does not agree to the terms of any such underwriting, it shall be excluded therefrom by written notice from the Company or the underwriter and any securities so excluded or withdrawn from such underwriting shall be withdrawn from such registration "WITHDRAWN SECURITIES".

     If there are Withdrawn Securities and if there was an Underwriter's Cutback, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares of Withdrawn Securities that would have been included in the registration after giving effect to the Underwriter's Cutback had such securities not been withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 8.13 hereof.

     (c) LOCK UP AGREEMENTS. If requested in writing by the Company and an underwriter of Common Stock for the Company, the holders of Registrable Securities shall agree not to sell or otherwise transfer or dispose of any Common Stock of the Company held by such holder (other than those included in the registration statement) for a period following the effective date of a registration statement of the Company filed under the Securities Act, PROVIDED that all officers and directors of the Company, all holders of Registrable Securities, and all other holders of rights to registration of any other security of the Company enter into similar agreements identical in terms to that of the holders of Registrable Securities.

     8.5  REGISTRATION ON FORM S-3.

     (c) After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Article VIII, the holders of Registrable Securities shall have the right to request registrations on Form S-3 or any comparable or successor form (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such holder or holders (including whether such resales are to be made on a continuous basis pursuant to Rule 415), PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration if (i) the holder of Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other shares of Common Stock (if any) on Form S-3 at an aggregate price to the public of less than $500,000, or (ii) in the event that the Company shall furnish the certification described in paragraph 8.3(b)(ii) or 8.3(c) (but subject to the limitations set forth therein), or (iii) the Company will be required to obtain an audit (other than for its normal year-end audit) for such registration to become effective. The Company shall only be required to effect two (2) registrations of Registrable Securities pursuant to this Section 8.5 in each calendar year, PROVIDED, HOWEVER, that if the offering is to be effected on a continuous or delayed basis pursuant to Rule 415, or any successor rule, and the registration statement is kept effective for a period in excess of 180-days, then the Company shall not be required to effect another registration in that calendar year.

     (d)  If a request complying with the requirements of Section
8.5 hereof is delivered to the Company, the provisions of Sections 8.3(a)(i) and (ii) and Section 8.3(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 8.3(c) and 8.3(d) hereof shall also apply to such registration.

     8.6 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 8.3, 8.4 and 8.5 hereof, shall be borne by the Company; PROVIDED, HOWEVER, that a holder shall bear the Registration Expenses for any registration proceeding begun pursuant to Section 8.3 and subsequently withdrawn by that holder registering shares therein, unless such withdrawal is based upon
(a) material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Initiating Holders at the time of their request for registration under Section 8.3, or (b) material adverse changes in the financial markets which result in a significant decline in the public market price for the Company's Common Stock of at least twenty percent (20%) from the date such registration proceeding is begun to the date of such withdrawal. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     8.7 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to:

     (a) Prepare and file with the SEC a registration statement with respect to the securities to registered on such form as the Company deems appropri written notice tted or qualified to use, and shall use all reasonable efforts to cause such registration statement to become and remain effective for a period of ninety
(90) days or until the holders have completed the distribution described in the registration statement relating thereto, whichever first occurs or, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, for such period as shall be necessary to keep the registration statement effective until all such Registrable Securities are sold;

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

     (c) Furnish to the holders of Registrable Securities to be included in a registration statement, at a reasonable time prior to the filing thereof with the SEC, a copy of the registration statement (and each amendment thereto) in the form the Company proposes to file same; and furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as such holder of Registrable Securities from time to time may reasonably request;

     (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

     (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and provide a transfer agent and registrar for all the securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

     (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

     (g) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 8.3 or 8.5 hereof, the Company will enter into an underwriting agreement containing customary underwriting provisions so as to effect the offer and sale of the Common Stock.

     8.8  INDEMNIFICATION.

     (a) The Company will indemnify each holder of Registrable Securities, each of its officers, directors and partners, and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Article VIII, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any related registration statement, notification, or the like) incident to any registration under this Article VIII, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such holder, each of its officers, directors, partners, and each person controlling such holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

     (b) In connection with the registration or sale of shares of Registrable Securities pursuant to this Article VIII, each holder whose Registrable Securities are included in such registration being effected under this Article VIII, will indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, partners, underwriters, or control person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished to the Company by such holder of the Registrable Securities, and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof (if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld); and PROVIDED THAT in no event shall any indemnity under this Section exceed the gross proceeds from the offering received by such holder.

     (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party or parties required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section, to the extent such failure is not
prejudicial.   No Indemnifying Party, in the defense of any such
claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     8.9 INFORMATION BY HOLDER. Each holder of Registrable Securities shall furnish to the Company in writing such information regarding such holder and the distribution proposed by such holder as the Company or underwriters may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section.

     8.10 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Registrable Securities and other shares Common Stock of the Company with registration rights (the "OTHER SHARES") requested to be included in a registration on behalf of the holders of Registrable Securities or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the holders of Registrable Securities and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such holders and other selling stockholders. If any holder of Registrable Securities or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to this procedure, the remaining portion of his allocation shall be reallocated among those requesting holders of Registrable Securities and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such holders and other selling stockholders, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the holders of Registrable Securities and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include in that registration shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's stock option plan, or in order to include in such registration securities registered for the Company's own account.

     8.11 SURVIVAL OF RIGHTS; TERMINATION OF REGISTRATION RIGHTS. The provisions of Section 8.3 through 8.10 hereof shall survive the payment in full and/or the conversion of the Debentures. The right of any holder of Debentures or Legend Stock to request registration or inclusion in any registration pursuant to this
Article VIII shall terminate on such date as all shares of Registrable Securities held or entitled to be held upon conversion by such holder may immediately be sold under Rule 144 during any 90-day period.


                          ARTICLE IX
                  EVENTS OF DEFAULT; REMEDIES

     Section 9.1 EVENTS OF DEFAULT. The occurrence of any one of the following shall constitute an "EVENT OF DEFAULT" under this Agreement:

     (a) Default shall occur in the payment of interest on any Debenture when the same shall have become due; or

     (b) Default shall occur in the making of any payment of the principal of any Debenture or the premium, if any, by the Company thereon at the expressed or any accelerated maturity date or at any Redemption Date; or

     (c) Default shall be made in the payment of the principal of or interest on any indebtedness (other than the Debentures) of the Company or any Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

     (d) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any indebtedness (other than the Debentures) of the Company or any Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness of the Company or any Subsidiary outstanding thereunder; or

     (e) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.3 or Section
5.13 through Section 5.19, hereof; or

     (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within thirty (30) days after the earlier of (i) the date on which the Company first obtains knowledge of such Default and
(ii) the date on which written notice thereof is given to the Company by the holder of any Debenture; or

     (g) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Debentures or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

     (h) Final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry; or

     (i) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or such Subsidiary or for the major part of the property of either; or

     (j) A custodian, trustee, liquidator, or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within thirty
(30) days after such appointment; or

     (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the company or any Subsidiary, are consented to or are not dismissed within thirty (30) days after such institution.

     Section 9.2 NOTICE TO HOLDERS. When any Event of Default described in the foregoing Section 9.1 has occurred, or if the holder of any Debenture or of any other evidence of indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three (3) Business Days of such event to all holders of the Debentures then outstanding.

     Section 9.3 ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a), (b) or (c) of Section 9.1 has happened and is continuing, any holder of any Debenture may, and when any Event of Default described in paragraphs (d) through
(h), inclusive, of said Section 9.1 has happened and is continuing the holder or holders of 50% or more of the principal amount of Debentures at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Debentures to be, and all Debentures shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (i), (j), or (k) of Section 9.1 has occurred, then all outstanding Debentures shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Debentures becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Debentures the entire principal and interest accrued on the Debentures. No course of dealing on the part of any Debentureholder nor any delay or failure on the part of any Debentureholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Debentures all costs and expenses , including reasonable attorneys' fees, incurred by them in the collection of any Debentures upon any default hereunder or thereon.


                           ARTICLE X
               AMENDMENTS, WAIVERS AND CONSENTS

     Section 10.1 CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively, if the Company shall have obtained the consent in writing of the holders of at least 50% in aggregate principal amount of outstanding Debentures; provided that without the written consent of the holders of all of the Debentures then outstanding, no such waiver, modification, alteration or amendment shall be effective (a) which will change the time of payment of the principal of or the interest on any Debenture or reduce the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments, or (c) which will change the percentage of holders of the Debentures required to consent to any such amendment, modification or waiver of any of the provisions of this Article X or Article IX.

     Section 10.2 SOLICITATION OF DEBENTUREHOLDERS. The Company will not solicit, request or negotiate for or with respect to any proposed amendment, modification or waiver of any of the provisions of this Agreement or the Debentures unless each holder of the Debentures (irrespective of the amount of Debentures then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver effected pursuant to the provisions of this Section 10.2 shall be delivered by the Company to each holder of outstanding Debentures forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Debentures. The Company will not, directly or indirectly, pay or cause to be paid by remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Debentures as consideration for or as an inducement to the entering into by any holder of the Debentures of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Debentures then outstanding.

     Section 10.3 EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the holders of the Debentures and shall be binding upon them, upon each future holder of any Debenture and upon the Company, whether or not such Debenture shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.


                         ARTICLE XI
            INTERPRETATION OF AGREEMENT; DEFINITIONS

     Section 11.1 DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when sued herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "AFFILIATE" shall mean any Person (other than a Restricted Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by , or is under common control with, the Company, (b) which beneficially owns or holder 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.
The term "control" means take possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or other day on which banks in Tennessee are authorized to close.

     "DEFAULT" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section
9.1.

     "DISCLOSURE STATEMENT" shall mean the disclosure statement, dated the date hereof, and attachments thereto delivered by the Company to the Purchaser simultaneously with the execution of this Agreement.

     "ENVIRONMENTAL LEGAL REQUIREMENTS" shall mean any international, federal, state or local statute, law, regulations, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company or any of its Restricted Subsidiaries or the operation, construction or modification of any such property, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 197.16 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act as amended, the Federal Water Pollution Control Act, the Clean Air Act, as amended, the Toxic Substances control Act of 197.16, the Occupational Safety and Health Act of 197.17.1, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental [CG1]Policy Act of 197.15, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 197.14, as amended and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer any successor sections.

     "ERISA AFFILIATE" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or Section 4001 of the ERISA.

     "EVENT OF DEFAULT" shall have the meaning set forth in
Section 9.1 hereof.

     "FUNDED DEBT" of any Person shall mean (a) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in Consolidated Current Liabilities, (b) all Capitalized Rentals, and (c) all Guaranties of Funded Debt of others.

     "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or (iii) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "HAZARDOUS SUBSTANCE" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. section 1317.1) as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     "INDEBTEDNESS" of any Person shall mean and include all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the Event of Default are limited to repossession or sale or property, (d) Capitalized Rentals, and (e) Guaranties of obligations of others of the character referred to in this definition.

     "INITIATING HOLDERS" shall mean holders of Debentures and Legend Stock who in the aggregate hold not less than twenty five percent (25%) of the shares of Common Stock received or receivable upon conversion of the aggregate principal amount of the Debenture initially issued, and who exercise rights to request registration under Section 8.3.

     "INTEREST CHARGES" for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made. Computations of Interest Charges on a PRO FORMA basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "INVESTMENTS" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER that "INVESTMENTS" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

     "LONG-TERM LEASE" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

     "MATERIAL ADVERSE EVENT" shall mean any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any
(i) adverse effect upon the validity or enforceability of any of the Operative Documents, or (ii) material and adverse effect on the financial condition of the Company as represented to Purchaser herein or in any document delivered to Purchaser in connection herewith, or (iii) default or potential default under any of the Operative Documents.

     "MULTIEMPLOYER PLAN" shall have the same meaning as in ERISA.

     "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "PLAN" means a "PENSION PLAN", as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "PURCHASER" shall mean Sirrom Capital Corporation, a
Tennessee corporation, and each transferee of the Debentures who is entitled to the benefits and subject to the obligations of this Agreement.

     "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement and such other action as might be required with respect to registration, qualification or compliance under applicable state securities laws.

     "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration and fees and reasonable disbursements of one counsel for the holders as selling stockholders, but shall not include Selling Expenses.

     "REGISTRABLE SECURITIES" shall mean shares of Common Stock issued or issuable pursuant to the conversion of the; PROVIDED, HOWEVER, that Registrable Securities shall not include any shares of Common Stock which have previously been registered under the Securities Act.

     "RENTALS" shall mean and include as of the date of any determination thereof all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "REPORTABLE EVENT" shall have the same meaning as in ERISA.

     "RULE 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any stockholder (other than the fees and disbursements of counsel for the selling stockholders included in Registration Expenses).

     The term "SUBSIDIARY" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves Restricted Subsidiaries of such parent corporation. The term "SUBSIDIARY" shall mean a subsidiary of the Company.

     "UNDERWRITER'S CUTBACK" shall mean a reduction in the number of shares to be included in any underwritten offering as the result of receipt of written notice from the representative of the underwriters to the effect that advise marketing factors require a limitation on the number of shares to be underwritten.

     "VOTING STOCK" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "WHOLLY-OWNED" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt or Current Debt shall be owned by the Company and/or one or more of its Wholly-owned Restricted Subsidiaries.

     Section 11.2 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 11.3 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.


                        SECTION XII
                       MISCELLANEOUS

     Section 12.1 EXPENSES, STAMP TAX INDEMNITY. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of Purchaser's out-of-pocket expenses in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the reasonable fees, expenses and disbursements of Sherrard & Roe, PLC, Purchaser's counsel, the entering into of this Agreement and the consummation of duplicating and printing cost and charges for shipping the Debentures, adequately insured to Purchaser at Purchaser's home office or at such other place as Purchaser may designate, and so long as Purchaser hold any of the Debentures, all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement and the Debentures. The Company also agrees that it will pay and save Purchaser harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the Debentures, whether or not any Debentures are then outstanding, it being understood that the Company shall have no obligation to pay any income or property tax payable by Purchaser. The Company agrees to protect and indemnify Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

     Section 12.2 DEBENTURE REGISTER. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Debentures, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Debenture issued pursuant to this Agreement.

     At any time, and from time to time, the holder of any Debenture which has been duly registered as provided above, may transfer such Debenture upon surrender thereof at the principal office of the Company, duly endorsed or accompanied by written instrument of transfer duly executed by the holder of such Debenture or its attorney duly authorized in writing.

     The Person in whose name any Debenture shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Debenture shall be made to or upon the written order of such holder.

     Section 12.3 EXCHANGE OF DEBENTURES. At any time and from time to time, upon not less than ten (10) days notice to that effect given by the holder of any Debenture initially delivered or of any Debenture substituted therefor pursuant to Section 12.2 or this Section 12.3, and upon surrender of such Debenture at its office, the Company will deliver and exchange therefor, without expense to the holder, Debentures for the same aggregate principal amount as the then unpaid principal amount of the Debenture so surrendered, in the denomination of $250,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Debenture so surrendered, or if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Debentures so surrendered for exchange.

     Section 12.4 POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of the holder of any Debenture in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other of further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Debenture are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Article X hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

     Section 12.5 NOTICES. All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

     If  to Purchaser:    Sirrom Capital Corporation
                          500 Church Street, Suite 200
                          Nashville, Tennessee  37219
                          Fax:  (615) 726-1208
                          Attention:  Craig Macnab

     with a copy to:      Sherrard & Roe, PLC
                          424 Church Street, Suite 2000
                          Nashville, TN  37219
                          Fax:  (615) 742-4539
                          Attention:  Donald I.N. McKenzie, Esq.

     If to the Company:   Teltronics, Inc.
                          2150 Whitfield Industrial Way
                          Sarasota, Florida  34243
                          Fax:  (941) 751-7724
                          Attention:  Ewen R. Cameron, President

     with a copy to:      Blair & Roach
                          2645 Sheridan Drive
                          Tonawanda, New York  14150
                          Fax:  (716) 834-9197
                          Attention:  John N. Blair, Esq.

or such other address as Purchaser or the subsequent holder of any Debenture initially issued to Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchaser or to a subsequent holder of the Debenture initially issued to Purchaser, PROVIDED, HOWEVER, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as Purchaser or a subsequent holder of any Debentures initially issued to Purchaser may designate to the Company in writing or at a telephone number herein set forth in the case of the Company.

     Section 12.6 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARY. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to Purchaser's benefit and to the benefit of Purchaser's successors and assigns, including each successive holder or holders of any Debentures. The Company and Purchaser each acknowledges and agrees that The CIT Group/Credit Finance, Inc. and its successors and assigns are deemed to be third party beneficiaries of this Agreement for purposes of Article VI hereof.

     Section 12.7 SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company herein, in the Disclosure Statement and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Debentures.

     Section 12.8 SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

     Section 12.9   GOVERNING LAW.  This agreement and the
Debentures issued and sold hereunder shall be governed by and construed in accordance with Tennessee law, without regard to its conflict of law rules.

     Section 12.10 CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                          *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Debenture Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first written above.


COMPANY:                      TELTRONICS, INC.:

                              By:  /s/Ewen R. Cameron
                                  --------------------------
                                   Ewen R. Cameron
                                   President


PURCHASER:                    SIRROM CAPITAL CORPORATION

                              By:  /s/Carl W. Stratton
                                  --------------------------
                                   Carl W. Stratton
                                   Chief Financial Officer

                     USE OF PROCEEDS

The Company anticipates that the proceeds from the sale of the Debentures will be used in substantially the following manner:

     Trade Payables                      1,700,000

     Solectron Note                        500,000

     SRX Inventory to Restart              500,000
        PBX Business

     Inventory to Launch                   500,000
        Mentis (1st 100 units)

     General Working Capital               863,750

     Fee to Tandem Capital                 106,250

     Fee to Stephens Inc.                   80,000
                                         ---------
                                         4,250,000

The figures set forth above are estimates based, in part, upon the current state of the Company's business operations, the Company's current plans and relevant economic and industry considerations. Actual expenditures may vary depending upon prevailing economic conditions, in which case changes in the above allocations will be made at the discretion of the Company. If the forecasted estimates of non-working capital expenditures are inadequate, the Company may b required to draw additional sums from working capital.

Pending utilization, management of the Company intends that the net proceeds of the sale of the Debentures will be invested temporarily in certificates of deposit, government securities, commercial payer and/or deposited in commercial or savings bank accounts.

                           EXHIBIT 99.2


                           DEBENTURE

NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS
(i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

                         TELTRONICS, INC.

  11% SUBORDINATED CONVERTIBLE DEBENTURE DUE FEBRUARY 13, 2002

No. R-1                                        February 13, 1997
$4,250,000

     For value received, TELTRONICS, INC., a Delaware corporation (the "Company"), hereby promises to pay to Sirrom Capital Corporation, or registered assigns, on the 13th day of February, 2002, the principal amount of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 11% per annum from the date hereof until maturity, payable quarterly on the first day of each February, May, August and November in each year commencing May 1, 1997, and at maturity. The Company agrees to pay interest (computed on the same basis) on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 13% per annum (or, in each case, at the highest rate permitted by applicable law, whichever is less) until paid.

     Both the principal hereof and interest hereon are payable to the order of the holder hereof at its address registered on the books of the Company or by federal funds wire transfer to a bank account designated in writing by the holder to the Company in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Debenture becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next preceding Business Day. "Business Day" means any day other than a Saturday, Sunday, statutory holiday or other day on which banks in Tennessee are required by law to close or are customarily closed.

     This Debenture is one of the 11% Subordinated Convertible Debentures due February 13, 2002 of the Company in the aggregate principal amount of $4,250,000 issued under and pursuant to the terms and provisions of the Debenture Purchase Agreement, dated as of February 11, 1997 (the "DEBENTURE AGREEMENT"), entered into by the Company with the original purchaser referred to therein, and this Debenture and the holder hereof are entitled, equally and ratably with the holders of all other Debentures outstanding under the Debenture Agreement, to all the benefits provided for thereby or referred to therein, and to which Debenture Agreement reference is hereby made for all such terms and provisions.

     This Debenture is subordinated to certain other indebtedness of the Company to the extent and with the effect set forth in the Debenture Agreement.

     This Debenture is convertible into shares of Common Stock, par value $.001 per share, of the Company, in the manner and upon the terms and conditions set forth in the Debenture Agreement.

     If an Event of Default, as defined in the Debenture
Agreement, occurs and is continuing, the principal of this Debenture and the other Debentures outstanding under the Debenture Agreement may be declared due and payable in the manner and with the effect provided in the Debenture Agreement.

     This Debenture is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243-4046, or such other address as the Company shall have advised the holders of the Debenture in writing, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Debenture shall be made only to or upon the order in writing of the registered holder.

     If the indebtedness represented by this Debenture or any part thereof is placed in the hands of attorneys for collection after an Event of Default, or the enforcement of any rights under the Debenture Agreement, the Company agrees to pay the principal, premium if any, and interest due and payable hereon, and an amount equal to all costs of collecting this Debenture, including reasonable attorneys' fees and expenses.

     THIS DEBENTURE AND SAID DEBENTURE AGREEMENT ARE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF TENNESSEE.

[Corporate Seal]                   TELTRONICS, INC.

ATTEST:                            BY:

/s/ Michael A. Freid               /s/ Ewen R. Cameron
----------------------             -----------------------
Michael A. Freid                   Ewen R. Cameron
Secretary                          President